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                                                                     EXHIBIT (j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 17, 2002, relating to the financial statements and financial highlights which appear in the March 31, 2002 Annual Report to Shareholders of Seasons Series Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "General Information - Independent Accountants and Legal Counsel" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
--------------------------------
PricewaterhouseCoopers LLP
New York, New York
July 8, 2002